EXHIBIT 99.1

Comtech Appoints David B. Kagan to its Board of Directors

CHANDLER, Ariz. – Feb. 18, 2025 – Comtech Telecommunications Corp. (NASDAQ: CMTL) (“Comtech” or the “Company”), a global communications technology leader, today announced that the Comtech Board of Directors (the “Board) has appointed David (Dave) B. Kagan as an independent director to the Board, effective February 13, 2025.

Mr. Kagan has deep experience leading satellite communications companies over the course of his career, which spans more than 35 years. Most recently, he served as CEO of Globalstar, where he drove significant top and bottom line improvements. He also expanded Globalstar’s services beyond the legacy of one-way messaging and GPS to focus on satellite IoT and was a key contributor in securing the industry's first service offering enabling direct-to-device satellite capability. Before that, he served in leadership roles at ITC Global, Globe Wireless and Spacenet, among others.

“We are delighted to welcome Dave Kagan to the Comtech Board,” said Ken Traub, Chairman, President and CEO of Comtech. “Dave brings both deep experience in the satellite industry as well as strength in capital markets, turnarounds and strategic transactions which will be invaluable as we continue to execute on the comprehensive transformation of Comtech.”

“I am thrilled to join the Comtech Board,” said Mr. Kagan. “I look forward to working with my fellow directors and this highly engaged leadership team as it continues to execute on the recently announced strategic transformation.”

About David B. Kagan

Mr. Kagan, 63, served as chief executive officer of Globalstar, Inc. (NASDAQ: GSAT), a leading provider of satellite solutions, from September 2018 to September 2023, where he also served as president and chief operating officer from December 2017 to September 2018 and from January 2016 to March 2017. From March 2017 to November 2017, he was the chief operating officer of SpeedCast International Limited. Mr. Kagan previously served as president of ITC Global LLC from August 2014 to September 2015, and president and chief executive officer of Globe Wireless LLC from June 2011 until it was sold to Inmarsat in August 2014. Prior to that, he served as president and chief executive officer of Maritime Telecommunications Network from January 1997 to December 2008. Mr. Kagan currently serves on the Boards of KVH Industries, Inc. (NASDAQ: KVHI) and AscendArc, Inc., and was inducted into the Satellite Hall of Fame in March 2023. He holds a master’s degree of Business Administration from Florida Atlantic University and a bachelor’s degree in both Finance and Marketing from the University of South Florida, Tampa.

About Comtech

Comtech Telecommunications Corp. is a leading provider of satellite and space communications technologies; terrestrial and wireless network solutions; Next Generation 911 (NG911) and emergency services; and cloud native capabilities to commercial and government customers around the world. Through its culture of innovation and employee empowerment, Comtech leverages its global presence and decades of technology leadership and experience to create some of the world’s most innovative solutions for mission-critical communications. For more information, please visit www.comtech.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information in this press release contains, and oral statements made by our representative from time to time may contain, forward-looking statements. Forward-looking statements can be identified by words such as: "anticipate," "believe," "continue," "could," "estimate," "expect," "future," "goal," "outlook," "intend," "likely," "may," "plan," "potential," "predict," "project," "seek," "should," "strategy," "target," "will," "would," and similar references to future periods. Forward-looking statements include, among others, statements regarding our expectations for our strategic alternatives process, our expectations for further portfolio-shaping opportunities, our expectations for other operational initiatives, future performance and financial condition, the plans and objectives of our management and our assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under our control which may cause our actual results, future performance and financial condition to be materially different from the results, performance or other expectations implied by these forward-looking statements. Factors that could cause actual results to differ materially from current expectations are described in our filings with the Securities and Exchange Commission. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements. The risks described above are not the only risks that we face. We do not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Investor Relations Contact

Maria Ceriello
631-962-7102
investors@comtech.com

Media Contact

Jamie Clegg
480-532-2523
jamie.clegg@comtech.com